Exhibit 10.43

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement, dated as of January 26, 2016 (this “Amendment”), amends the Employment Agreement by and among William Freitag, (“Employee”), and Majesco, a California corporation (the “Company”), dated January 1, 2015 (the “Employment Agreement”) to the extent and in the manner herein provided. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

B A C K G R O U N D

A.           WHEREAS the Parties desire to amend the Employment Agreement; and

B.           WHEREAS, the Employment Agreement by its terms may be modified or amended from time to time by the written consent of the parties thereto;

NOW, THEREFORE, the Parties, intending to be legally bound, hereby agree as follows and agree to amend the Purchase Agreement in the manner hereinafter provided:

1.          Incorporation of Recitals. Each of the foregoing recitals is incorporated by reference in this Amendment as if fully set forth in the body of this Amendment.

2.          Amendment to Section 3.1 “Term”. Section 3.1 “Term” is hereby deleted and replaced with the following:

“3.1. Term. This Agreement is effective as of the Effective Date and will continue in effect through March 31, 2018, unless it is earlier terminated in accordance with Section 3.2 (the "Initial Term"); provided that, on March 31, 2018 and each annual anniversary thereafter (each a "Renewal Date"), the term of this Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year unless it is earlier terminated in accordance with Section 3.2 (each such one year (or lesser) period a "Renewal Term", and the Renewal Terms together with the Initial Term, the "Term"), unless either party provides written notice of its intention not to extend the term of the Agreement at least 60 days' prior to the applicable Renewal Date (a "notice of Non-Renewal"). For clarity, and notwithstanding anything to the contrary herein, the Term shall end, and not extend beyond, the Termination Date.”

3.          Entirety and No Further Amendment. Except as otherwise amended by this Amendment, all provisions of the Employment Agreement, including, without limitation, provisions relating to governing law, shall remain in full force and effect and shall apply to this Amendment (unless this Amendment specifically amends a particular provision of the Employment Agreement) and the Employment Agreement and this Amendment shall be construed together and considered one and the same agreement. This Amendment conforms to the requirements under Section 7.5 of the Employment Agreement that the Employment

Agreement may only be amended in writing by an instrument executed by Employee and another officer of the Company expressly authorized by Company’s board.

4.          Counterparts. This Amendment may be executed in two or more counterparts and via facsimile, pdf or electronic delivery, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties and delivered to the other Party.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Parties have caused this Amendment to the Employment Agreement to be executed and delivered as of the day and year first above written.

Employee:	/s/ William Freitag
WILLIAM FREITAG

Company:	MAJESCO

By:	/s/ Ketan Mehta
Name: Ketan Mehta
Title: President and Chief Executive Officer

[Signature Page to First Amendment to Employment Agreement]